Exhibit 99.1
W. R. Berkley Corporation
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203)629-3000
W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
     Greenwich, CT, October 28, 2008 — W. R. Berkley Corporation (NYSE: WRB) today reported a net loss for the third quarter of 2008 of 17 cents per share, or $28 million, compared with net income of 93 cents per share, or $180 million, for the third quarter of 2007. Operating income for the third quarter of 2008 was 73 cents per share, or $123 million, compared with 93 cents per share, or $180 million, for the corresponding quarter of 2007. Operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2008	2007	2008	2007
Gross premiums written	$1,120,134	$1,244,109	$3,520,117	$3,893,150
Net premiums written	996,333	1,132,489	3,145,447	3,524,025

Net income (loss)	(27,880)	180,463	240,815	559,522
Net income (loss) per share	(0.17)	0.93	1.37	2.81

Operating income	122,733	179,946	409,736	550,792
Operating income per share	0.73	0.93	2.34	2.76

W.R. Berkley Corporation	Page 2
Third quarter highlights included:
•	Operating return on equity was 13.8% on an annualized basis, after weather-related losses.

•	GAAP combined ratio was 96.2%, inclusive of 5.8 points from weather-related losses.

•	The Company repurchased 1.9 million shares of its common stock.
     Commenting on the Company’s activities, William R. Berkley, Chairman and Chief Executive Officer, said: “Challenges stemming from the global investment environment and an unusual number of natural disasters had an adverse impact on third-quarter profits. Still, we remain very well positioned to take advantage of what we see as an improving property casualty insurance marketplace. This quarter showed a modest reduction in the rate of price changes, and on a year-over-year basis, price declines were less this quarter than in the previous quarter. While we have yet to see price increases, we believe the tide is showing signs of turning.
     “Investment income for the quarter was in line with expectations. Our investment portfolio continues to perform satisfactorily in light of market conditions. With an average duration of three and one-half years, our portfolio’s high quality AA average rating will hold us in good stead should we experience an extended recession. Our cash flow from operations continues to be strong, and new funds are being invested in AAA securities with less than a three-year duration.
     “We are pleased with the progress of our new units. The current industry turmoil is giving us better traction than originally anticipated.
     “While the balance of 2008 and at least the first half of 2009 will have many challenges, we can now see the catalysts for the changing cycle. We feel more confident in our outlook for a better 2010 and believe 2009 may, in fact, be the point of inflection for the property casualty industry,” Mr. Berkley concluded.

W.R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, October 29, 2008 at 9:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2008 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of significant and increasing competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007, the ability of our reinsurers to pay reinsurance recoverables owed to us, the potential impact of the current conditions in the financial markets on our results and financial condition, particularly if such conditions continue, the potential impact of current legislative, regulatory, accounting and other initiatives taken or which may be taken in response to the current conditions in the financial markets, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including investments in financial institutions and merger arbitrage and private equity investments, exchange rate and political risks relating to our international operations, other legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance or reinsurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2008 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W.R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2008	2007	2008	2007
Revenues:
Net premiums written	$996,333	$1,132,489	$3,145,447	$3,524,025
Change in unearned premiums	58,908	43,075	108,814	(21,888)

Net premiums earned	1,055,241	1,175,564	3,254,261	3,502,137
Net investment income	153,402	165,790	451,838	500,154
Insurance service fees	25,628	23,690	77,501	75,026
Realized investment gains (losses)	(220,030)	812	(248,167)	13,482
Revenues from wholly-owned investees	40,496	41,739	92,515	61,227
Other income	893	437	2,025	1,610

Total revenues	1,055,630	1,408,032	3,629,973	4,153,636

Operating costs and expenses:
Losses and loss expenses	694,254	706,374	2,056,998	2,095,190
Other operating costs and expenses	358,580	382,530	1,115,002	1,139,755
Expenses from wholly-owned investees	39,337	38,718	90,615	56,515
Interest expense	20,251	22,707	64,391	66,107

Total expenses	1,112,422	1,150,329	3,327,006	3,357,567

Income (loss) before income taxes and minority interest	(56,792)	257,703	302,967	796,069
Income tax benefit (expense)	28,964	(76,344)	(61,915)	(234,855)
Minority interest	(52)	(896)	(237)	(1,692)

Net income (loss)	$(27,880)	$180,463	$240,815	$559,522

Earnings (loss) per share:
Basic	$(0.17)	$0.97	$1.43	$2.93

Diluted (1)	$(0.17)	$0.93	$1.37	$2.81

Average shares outstanding:
Basic	162,675	186,601	168,826	190,659
Diluted (1)	162,675	193,719	175,369	199,247

(1)	For the three months ended September 30, 2008, the anti-dilutive effects of 6,086 potential common shares outstanding were excluded from the outstanding diluted shares due to the third quarter net loss.

W.R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2008	2007	2008	2007
Specialty (2):
Gross premiums written	$373,078	$427,878	$1,207,800	$1,366,404
Net premiums written	335,782	402,332	1,109,508	1,288,917
Premiums earned	389,967	441,944	1,228,720	1,327,509
Pre-tax income	87,147	124,391	308,662	388,946
Loss ratio	62.9%	57.8%	59.9%	57.2%
Expense ratio	28.8%	26.8%	28.2%	26.4%
GAAP combined ratio	91.7%	84.6%	88.1%	83.6%

Regional (2):
Gross premiums written	$343,016	$355,134	$1,077,644	$1,104,431
Net premiums written	299,504	312,716	938,368	968,146
Premiums earned	306,892	315,358	927,585	929,537
Pre-tax income	17,894	53,507	80,973	160,731
Loss ratio	69.3%	58.7%	66.8%	59.1%
Expense ratio	32.5%	31.9%	31.9%	31.3%
GAAP combined ratio	101.8%	90.6%	98.7%	90.4%

Alternative Markets:
Gross premiums written	$201,347	$214,320	$590,592	$618,654
Net premiums written	178,634	190,247	517,447	541,578
Premiums earned	157,149	165,686	468,243	487,616
Pre-tax income	51,800	60,006	165,480	191,316
Loss ratio	64.8%	60.3%	62.2%	57.9%
Expense ratio	24.2%	23.2%	23.8%	23.3%
GAAP combined ratio	89.0%	83.5%	86.0%	81.2%

Reinsurance (2):
Gross premiums written	$104,507	$177,198	$367,555	$592,433
Net premiums written	99,368	166,555	347,960	548,121
Premiums earned	124,710	190,559	408,911	572,823
Pre-tax income	29,540	44,894	96,473	137,193
Loss ratio	68.9%	65.5%	66.1%	66.8%
Expense ratio	33.7%	29.9%	34.3%	29.6%
GAAP combined ratio	102.6%	95.4%	100.4%	96.4%

International:
Gross premiums written	$98,186	$69,579	$276,526	$211,228
Net premiums written	83,045	60,639	232,164	177,263
Premiums earned	76,523	62,017	220,802	184,652
Pre-tax income	13,440	11,306	31,365	26,577
Loss ratio	63.3%	66.5%	63.6%	65.9%
Expense ratio	38.0%	30.0%	38.2%	31.6%
GAAP combined ratio	101.3%	96.5%	101.8%	97.5%

W.R. Berkley Corporation	Page 6
(Continued)
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Third Quarter		Nine Months
	2008	2007	2008	2007
Corporate and Eliminations:
Realized investment gains (losses)	$(220,030)	$812	$(248,167)	$13,482
Interest expense	(20,251)	(22,707)	(64,391)	(66,107)
Other revenues and expenses (3)	(16,332)	(14,506)	(67,428)	(56,069)
Pre-tax loss	(256,613)	(36,401)	(379,986)	(108,694)

Total:
Gross premiums written	$1,120,134	$1,244,109	$3,520,117	$3,893,150
Net premiums written	996,333	1,132,489	3,145,447	3,524,025
Premiums earned	1,055,241	1,175,564	3,254,261	3,502,137
Pre-tax income (loss)	(56,792)	257,703	302,967	796,069
Loss ratio	65.8%	60.1%	63.2%	59.8%
Expense ratio	30.4%	28.4%	30.0%	28.1%
GAAP combined ratio	96.2%	88.5%	93.2%	87.9%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	Weather-related losses, including losses from Hurricanes Ike, Gustav and Dolly as well as an unusually high number of wind and hail storms in the Midwest, were $62 million for the third quarter of 2008 compared with $8 million for the third quarter of 2007. Weather-related losses are net of reinsurance and include both reinstatement premiums and estimated assessments from the Texas Windstorm Insurance Association. Weather-related losses in the third quarter were $39 million for the regional segment, $9 million for the specialty segment and $14 million for the reinsurance segment. For the first nine months of 2008 and 2007, weather-related losses were $108 million and $30 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W.R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30,	December 31,
	2008	2007
Net invested assets (1)	$12,585,708	$13,188,302
Total assets	16,417,710	16,832,170
Reserves for losses and loss expenses	9,076,876	8,678,034
Senior notes and other debt	1,024,758	1,121,793
Junior subordinated debentures	249,533	249,375
Stockholders’ equity (2)	3,049,441	3,569,775
Shares outstanding	162,149	180,321
Stockholders’ equity per share (3)	18.81	19.80

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	Stockholders’ equity is net of after-tax unrealized losses from investments and currency translation adjustments of $165 million as of September 30, 2008 and includes after-tax unrealized gains from investments and currency translation adjustments of $71 million as of December 31, 2007, respectively.

(3)	During the third quarter, the Company purchased 1.9 million shares of its common stock for $44 million. For the first nine months of 2008, the Company repurchased 19 million shares for $528 million. Share repurchases in the first nine months of 2008 resulted in a reduction of stockholders’ equity per share of 90 cents.

W.R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2008	2007	2008	2007
Reconciliation of net operating income to net income (loss):
Net operating income (1)	$122,733	$179,946	$409,736	$550,792
Realized investment gains (losses), net of taxes (2)	(143,020)	517	(161,328)	8,730
Effective tax rate adjustment (3)	(7,593)	—	(7,593)	—

Net income (loss)	$(27,880)	$180,463	$240,815	$559,522

Return on equity:
Net income (4)	N/M	21.6%	9.0%	22.4%
Net operating income (4)	13.8%	21.6%	15.3%	22.0%

Cash flow:
Cash flow from operations before cash transfers to/from trading account (5)	$374,525	$492,837	$729,852	$1,130,051
Trading account transfers	—	—	50,000	—

Cash flow from operations	$374,525	$492,837	$779,852	$1,130,051

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations. Operating income per share is based on average diluted shares outstanding (168,761 and 175,369 for the third quarter and first nine months of 2008, respectively).

(2)	Realized losses include after-tax write-downs of securities determined to have other-than-temporary declines in fair value of $148 million and $214 million for the third quarter and first nine months of 2008, respectively. These write-downs were related primarily to preferred stocks of financial institutions, including approximately $171 million (after-tax) of preferred stocks issued by Fannie Mae and Freddie Mac.

(3)	Income taxes are allocated to operating income and realized gains and losses based on the actual year-to-date tax rate. For interim periods, any difference between the actual year-to-date tax rate and the projected full year effective tax rate is reported separately. Any remaining differences are reversed in the fourth quarter.

(4)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(5)	Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

W.R. Berkley Corporation	Page 9
Investment Portfolio
Investment Allocation (based on carrying values)
As of September 30, 2008

U.S. Government and agencies	9%
State and municipal	44%
Mortgage-backed securities, primarily U.S. government agencies	12%
Corporate	8%
Loans receivable, primarily mortgages	2%
Foreign governments and agencies	3%
Cash and cash equivalents (includes receivable from brokers and clearing organizations)	11%

Total fixed maturities	89%

Trading account equities	3%
Preferred stock	3%
Common stock	1%
Partnerships and affiliates	4%

Total invested assets	100%

Duration	3.6 years
Average quality rating	AA